Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Amphastar Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Amended and Restated 2015 Equity Incentive Plan	Rule 457(h)	1,201,722(2)	$51.82(3)	$62,273,234.04	$147.60 per $1,000,000	$9,191.53
Total Offering Amounts					$62,273,234.04		$9,191.53
Total Fee Offsets(4)							–
Net Fee Due							$9,191.53

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended , this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable pursuant to the Registrant’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any dividend or other distribution (whether in the form of cash, shares of the Registrant’s common stock, other securities, or other property), recapitalization, stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of the Registrant’s common stock or other securities of the Registrant, or other change in the corporate structure of the Registrant affecting the shares of the Registrant’s common stock.
(2)	Represents an automatic annual increase on January 1, 2024 to the number of shares of the Registrant’s common stock reserved for issuance under the 2015 Plan, which annual increase is provided for in the 2015 Plan.
(3)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $51.82 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on February 22, 2024.
(4)	The Registrant does not have any fee offsets.